EXHIBIT 99.1

Mid-Con Energy Partners, LP Announces Strategic Transaction Strengthening Balance Sheet

TULSA, February 19, 2019 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”), through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announces that it has entered into definitive agreements to sell substantially all of its Texas properties for $60.0 million, subject to customary purchase price adjustments, and to acquire producing properties in Caddo, Grady and Osage Counties, Oklahoma for $27.5 million, subject to customary purchase price adjustments. The transaction is expected to close on or about March 28, 2019 with an effective date the same as the closing date.

“We are excited to announce this latest in a series of transactions which strengthen our financial position while enhancing the Partnership’s asset base with low decline properties and an inventory of waterflood growth projects,” stated Mid-Con Energy’s CEO, Jeff Olmstead. “Like many of the other assets we have acquired in the past few years, we see significant opportunity in optimizing margins and the value of the new properties in a short time frame through a combination of operational efficiency improvements, reactivation of wells, and production enhancements. Pro-forma for this transaction, the underlying PDP decline rate for the Partnership will be less than 10%, with a portfolio of development projects for future growth. Lowering our overall base decline rate allows us to allocate more of our free cash flow to acquisitions and new growth projects.”

This transaction also will significantly lower the Partnership’s total outstanding debt and Leverage Ratio as calculated under our Credit Agreement. The Partnership expects this to be a liquidity enhancing transaction post close. Going forward we will continue to look to acquire long-lived, low-decline assets with opportunities to enhance margins and cash flow, as well as looking to acquire select growth projects with waterflood potential.

Oklahoma Assets to be Acquired

The Partnership will be acquiring multiple new properties in Caddo, Grady and Osage Counties, Oklahoma, including 10 mature waterflood units. These assets are low decline, long-lived properties with opportunities to both grow production and decrease current operating expenses through operational efficiencies. Certain highlights of the assets to be acquired are as follows:

-	Net proved developed producing reserves of 6.2 MMBoe (96% oil), as January 1, 2019, based on January 1, 2019 SEC pricing
-	Production for third quarter 2018 was 1,312 Boe/d
-	Average PDP decline rate of less than 5%

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Oklahoma, Texas, and Wyoming. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents and reports we file from time to time with the SEC.

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575